Exhibit 99.1

Blue Capital Reinsurance Holdings Reports Second Quarter Financial Results

HAMILTON, Bermuda, July 27, 2015 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the “Company”), a Bermuda holding company that offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today reported its financial results for the second quarter of 2015.

The Company’s net income and operating income for the quarter was $5.5 million ($0.63 per share). The Company’s fully converted book value per common share (FCBVPS) was $20.59 at June 30, 2015, reflecting a 3.0% increase for the quarter and a 6.0% increase year-to-date, each inclusive of dividends declared in such periods.

The table below illustrates the components of the Company’s second quarter and year-to-date 2015 results:

	Amount in	Impact per share
Three Month Period ended June 30, 2015	millions	Earnings	FCBVPS

Net income	$5.5	$0.63	$0.62

RSU issuance and amortization	—		(0.01)
2Q15 Regular Dividend	(2.6)		(0.30)

Net change in book value (shareholders’ equity)	$2.9		$0.31
Increase for the period, inclusive of dividends declared	3.0%

	Amount in	Impact per share
Six Month Period ended June 30, 2015	millions	Earnings	FCBVPS

Net income	$10.9	$1.25	$1.24

RSU issuance and amortization	0.1		(0.01)
2014 Special Dividend	(5.8)		(0.66)
1Q15 and 2Q15 Regular Dividends	(5.2)		(0.60)

Net change in book value (shareholders’ equity)	$—		$(0.03)
Increase for the period, inclusive of dividends declared	6.0%

Reinsurance premiums written for the quarter were $7.6 million and net reinsurance premiums earned were $9.7 million. No reinstatement premiums were written or earned during the quarter.

Loss and loss adjustment expenses for the quarter were $0.1 million, which included $0.4 million of favorable prior year loss reserve development.

Acquisition costs were $2.2 million for the quarter, which included $0.6 million of accrued profit commissions.

General and administration expenses were $1.8 million consisting of: (i) management fees of $0.6 million; (ii) performance fees of $0.5 million; (iii) public company expenses of $0.5 million; and (iv) administrative fees of $0.2 million.

Interest and financing expenses were $0.1 million for the quarter, reflecting fees incurred in connection with the May 2015 renewal and amendment of the Company’s $20 million revolving credit facility.  As of June 30, 2015, the Company had $9.0 million of outstanding borrowings under this facility.

During the second quarter of 2015, the Company declared a regular dividend of $0.30 per common share, which was paid on July 15, 2015 to all shareholders of record on June 30, 2015. During the first quarter of 2015, the Company declared: (i) a special dividend with respect to 2014 of $0.66 per common share, which was paid on March 13, 2015 to all shareholders of record as of February 27, 2015; and (ii) a regular dividend of $0.30 per common share, which was paid on April 15, 2015 to all shareholders of record as of March 31, 2015.

William Pollett, President and CEO, commented: “We had a strong second quarter and first half with an annualized year to date return of 12%, and the portfolio remains well-positioned.”

He continued, “During the mid-year renewals, our portfolio experienced an average price decrease of 5%.  However, price decreases moderated versus the prior year as we saw increased market demand coming from both new buyers as well as existing clients.  Our underwriting team executed well in a dynamic market, and the Company was successful in constructing an attractive portfolio.”

Additional information can be found in the Company’s public filings with the Securities and Exchange Commission and at www.bcapre.bm.

Blue Capital Management Ltd., which serves as the Company’s investment and reinsurance manager, is a wholly-owned subsidiary of Montpelier Re Holdings Ltd. (NYSE: MRH, “Montpelier”), a leading global provider of property catastrophe and short-tail reinsurance solutions with $4.0 billion of assets. Through this relationship, the Company benefits from Montpelier’s industry leading proprietary reinsurance modelling tools, underwriting expertise and broker/client relationships. The Company was formed on June 24, 2013 and began trading on the New York Stock Exchange on November 6, 2013.

Contacts:

Investors:

Laura Newhook, 1-441-278-5067

Media:

Ruth Pachman, 1-212-521-4891

Kekst and Company

General Inquiries, 441-278-5004

Source: Blue Capital Reinsurance Holdings Ltd.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the United States (the “U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside our control. See Item 1A “Risk Factors” contained in the Company’s 2014 Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, for specific important factors that could cause actual results to differ materially from those contained in forward looking statements. You can identify forward-looking statements in this earnings release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, our dividend policy and expected dividend payout, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this earnings release as a result of various factors, including, among others:

•                                          the fact that we have limited operating history;

•                                          the possibility of severe or unanticipated losses from natural and man-made catastrophes, including those that may result from changes in climate conditions, including global temperatures and expected sea levels;

•                                          the effectiveness of our loss limitation methods;

•                                          our dependence on our Chief Executive Officer, our Chief Financial Officer and our service providers, particularly since these relationships are likely to be impacted by the pending merger among Montpelier and Endurance Specialty Holdings Ltd.;

•                                          our ability to effectively execute our business plan and any new ventures that we may enter into;

•                                          continued acceptance of our business strategy, security and financial condition by regulators, brokers and insureds;

•                                          failure by any service provider to carry out its obligations to us in accordance with the terms of its appointment;

•                                          conflicts of interest that could result from our relationships and potential overlaps in business with related parties, including Montpelier and its subsidiaries;

•                                          the cyclical nature of the property catastrophe insurance and reinsurance industry;

•                                          the availability of capital and financing, including our ability to raise more equity capital and our ability to release capital from existing obligations to redeploy annually;

•                                          the levels of new and renewal business achieved;

•                                          the availability of opportunities to increase writings within our property and catastrophe lines of business and our ability to capitalize on those opportunities;

•                                          the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques;

•                                          the accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, reserves for loss and loss adjustment expenses, reinsurance recoverables, asset valuations, contingencies and litigation which, for a newer reinsurance company like us, are even more difficult to make than those made by a mature company because of our limited operating history;

•                                          the inherent uncertainties in establishing loss and LAE reserves and unanticipated adjustments to premium estimates;

•                                          changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•                                          general economic and market conditions, including inflation, volatility in the credit and capital markets and conditions specific to the insurance and reinsurance markets in which we operate;

•                                          changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business;

•                                          statutory or regulatory developments, including those involving tax policy, reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies or Bermuda-based insurers or reinsurers;

•                                          potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively;

•                                          the amount and timing of reinsurance recoveries;

•                                          the overall level of competition, and the related supply and demand dynamics in our markets relating to growing capital levels in our industry;

•                                          declining demand due to increased retentions by cedants and other factors;

•                                          acts of terrorism, political unrest, outbreak of war and other hostilities or other non-forecasted and unpredictable events;

•                                          unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues;

•                                          operational risks, including the risk of fraud and any errors and omissions, as well as technology breaches or failures;

•                                          our dependence as a holding company upon dividends or distributions from our operating subsidiaries; and

•                                          changes in accounting principles or the application of such principles by regulators.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(In millions of U.S. dollars, except share and per share amounts)

Unaudited

	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$3.4	$1.1
Cash and cash equivalents pledged as collateral	5.3	10.4
Reinsurance premiums receivable	14.2	5.9
Deferred reinsurance acquisition costs	1.0	0.1
Funds held by reinsured companies as collateral	189.6	183.6
Other assets	0.8	0.2
Total Assets	$214.3	$201.3
Liabilities
Loss and loss adjustment expense reserves	$5.4	$7.9
Unearned reinsurance premiums	9.3	1.1
Debt	9.0	8.0
Reinsurance balances payable	4.7	2.8
Accounts payable and accrued expenses	4.8	1.0
Other liabilities	0.6	—
Total Liabilities	33.8	20.8

Shareholders’ Equity
Common Shares and additional paid-in capital	174.1	174.0
Retained earnings	6.4	6.5
Total Shareholders’ Equity	180.5	180.5
Total Liabilities and Shareholders’ Equity	$214.3	$201.3
Common shares outstanding (000s)	8,752	8,750
Common and common equivalent shares outstanding (000s)	8,764	8,757

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In millions of U.S. dollars, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues
Reinsurance premiums written	$7.6	$10.7	$27.7	$32.5
Change in net unearned reinsurance premiums	2.1	0.4	(8.2)	(11.2)
Net reinsurance premiums earned	9.7	11.1	19.5	21.3
Net income from derivative instruments	—	0.1	—	0.2
Total revenues	9.7	11.2	19.5	21.5
Expenses
Underwriting expenses:
Loss and loss adjustment expenses - current year	0.5	7.3	1.4	8.2
Loss and loss adjustment expenses - prior year	(0.4)	—	(0.5)	—
Reinsurance acquisition costs	2.2	1.5	4.5	3.7
General and administrative expenses	1.8	1.1	3.1	2.2
Non-underwriting expenses:
Interest and financing expenses	0.1	0.1	0.1	0.1
Total expenses	4.2	10.0	8.6	14.2

Net income and comprehensive income	$5.5	$1.2	$10.9	$7.3

Per share data:
Basic and diluted earnings per Common Share	$0.63	$0.13	$1.25	$0.83
Dividends declared per Common Share and RSU (1)	0.30	0.30	1.26	0.60

Insurance ratios:
Loss and loss adjustment expense ratio	0.7%	65.6%	4.6%	38.3%
Acquisition cost ratio	23.3%	14.1%	23.0%	17.5%
General and administrative expense ratio	18.2%	9.5%	15.6%	10.3%
Combined ratio	42.2%	89.2%	43.2%	66.1%

RSU = restricted share unit

(1)         The six month period ended June 30, 2015 includes a special dividend with respect to 2014 of $0.66 per common share and RSU, which was declared and paid during the first quarter of 2015.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(In millions of U.S. dollars)

Unaudited

	Total	Common	Additional
	shareholders’	Shares, at	paid-in	Retained
	equity	par value	capital	earnings

Opening balances at January 1, 2015	$180.5	$8.8	$165.2	$6.5

Net income	10.9	—	—	10.9
Expense recognized for RSUs	0.1	—	0.1	—
Dividends declared on Common Shares and RSUs	(11.0)	—	—	(11.0)

Ending balances at June 30, 2015	$180.5	$8.8	$165.3	$6.4

	Total	Common	Additional
	shareholders’	Shares, at	paid-in	Retained
	equity	par value	capital	earnings

Opening balances at January 1, 2014	$173.3	$8.8	$165.2	$(0.7)

Net income	7.3	—	—	7.3
Dividends declared on Common Shares and RSUs	(5.3)	—	—	(5.3)

Ending balances at June 30, 2014	$175.3	$8.8	$165.2	$1.3

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE (1)

Unaudited

	June 30,	March 31,	Dec. 31,	June 30,
	2015	2015	2014	2014

Book value per share numerator (in millions of U.S. dollars):

[A] Shareholders’ Equity (in millions of U.S. dollars)	$180.5	$177.6	$180.5	$175.3

Book value per share denominators (in thousands of shares):

[B] Common Shares outstanding	8,752	8,750	8,750	8,750
Restricted Share Units outstanding	12	7	7	7
[C] Fully converted book value per common share denominator	8,764	8,757	8,757	8,757

Book value per common share [A]/[B]	$20.62	$20.30	$20.63	$20.03
Fully converted book value per common share [A]/[C]	$20.59	$20.28	$20.62	$20.02

Change in fully converted book value per common share: (2)

From March 31, 2015	3.0%
From December 31, 2014	6.0%
From June 30, 2014	10.9%

(1)         These measures constitute “non-GAAP financial measures” as defined in Regulation G and as further described herein.

(2)         Computed as the change in fully converted book value per common share after taking into account common dividends declared of $0.30, $1.26 and $1.56 during the three, six and twelve month periods ended June 30, 2015, respectively.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

Natural Catastrophe Risk Management

The following discussion should be read in conjunction with the “Risk Factors” included in Item 1A of the Company’s 2014 Form 10-K, as filed with the Securities and Exchange Commission, in particular the risk factor entitled “Our stated catastrophe and enterprise-wide risk management exposures are based on estimates and judgments which are subject to significant uncertainties.”

Exposure Management

The Company’s Investment and Insurance Manager (the “Manager”) monitors our net exposure to any one catastrophe loss event in any single zone within certain broadly defined major catastrophe zones. Our June 1, 2015 projected net exposures by zone were in compliance with our underwriting guidelines. Namely, our projected net exposure to any one zone was below 50% of our shareholders’ equity at June 30, 2015. These broadly defined major catastrophe zones are defined as follows:

North America:	Europe:	Rest of World:

U.S. - Northeast	Western Central Europe (1)	Australia
U.S. - Mid-Atlantic	Eastern Europe	New Zealand
U.S. - Florida	Southern Europe	Japan
U.S. - Gulf	Northern Europe, Benelux	South America
U.S. - New Madrid	and Scandinavia	Middle East
U.S. - Midwest	U.K. and Ireland
U.S. - California
U.S. - Hawaii
Canada - Eastern
Canada - Western

(1)  Consisting of France, Germany, Switzerland and Austria.

Single Event Losses

For certain defined natural catastrophe region and peril combinations, the Manager assesses the probability and likely magnitude of losses using a combination of industry third-party models, proprietary models and underwriting judgment. The Manager attempts to model the projected net impact from a single event, taking into account contributions from property catastrophe reinsurance (including retrocessional business), property pro-rata reinsurance and event-linked derivative securities, offset by the net benefit of any reinsurance or derivative protections we purchase and the benefit of premiums.

The table that follows details the projected net impact from single event losses as of June 1, 2015 for selected zones at specified return periods using AIR Worldwide Corporation’s Touchstone 2.0 and CATRADER 16.0, both of which are industry-recognized third-party vendor models. It is important to note that each catastrophe model contains its own assumptions as to the frequency and severity of loss events, and results may vary significantly from model to model.

Since the Manager utilizes a combination of third-party models, proprietary models and underwriting judgment to project the net impact from single event losses, our internal projections may be higher or lower than those presented in the table below:

Net Impact From Single Event Losses at Specified Return Periods

	Net Impact		Percentage of June 30, 2015
	(Millions)	Return Period (1)	Shareholders’ Equity

U.S. - Florida hurricane	$62	1 in 100 year	34%
Japan earthquake	32	1 in 250 year	18%
California earthquake	27	1 in 250 year	15%
All other zones			less than 15%

(1)         A “100-year” return period can also be referred to as the 1.0% occurrence exceedance probability (“OEP”), meaning there is a 1.0% chance in any given year that this level will be exceeded.  A “250-year” return period can also be referred to as the 0.4% OEP, meaning there is a 0.4% chance in any given year that this level will be exceeded.

Our June 1, 2015 single event loss exposures were within our underwriting guidelines. Namely, the projected net impact from any one catastrophe loss event (excluding earthquake) at the 1 in 100 year return period for any one zone did not exceed 35% of our shareholders’ equity at June 30, 2015, and the projected net impact from any one earthquake loss event at the 1 in 250 year return period for any zone did not exceed 35% of our shareholders’ equity at June 30, 2015.

Our single event loss estimates represent snapshots as of June 1, 2015. The composition of our in-force portfolio may change materially at any time due to the acceptance of new policies, losses incurred, the expiration of existing policies and changes in our ceded reinsurance and derivative protections.